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News Release HP Completes Acquisition of Samsung Electronics Co., Ltd. Printer Business Accelerates Disruption of $55B Copier Market with Superior and Secure Multifunction Printers

Palo Alto, Calif., November 1, 2017— HP Inc. (NYSE: HPQ), the world leader in printing, today announced the completion of its acquisition of Samsung Electronics Co., Ltd.’s printer business in a deal valued at $1.05 billion.

A3 represents HP’s largest growth opportunity in business printing. The combination with Samsung expands HP’s portfolio, accelerates its ability to disrupt the $55B A3 copier segment with superior multifunction printing technology, and strengthens its leading A4 laser printing business. Samsung also brings compelling intellectual property of more than 6,500 print patents and a world-class workforce of nearly 1,300 researchers and engineers with expertise in laser technology, imaging electronics and supplies and accessories.

“As we ignite a renaissance in printing, we’re thrilled to bring together the industry’s best and brightest talent,” said Dion Weisler, President and CEO, HP Inc. “Together, we will build on more than 30 years of print leadership to accelerate our strategy, disrupt new market opportunities, and provide our customers and partners with unique and highly innovative print solutions.

With Samsung, HP now offers the industry’s strongest portfolio of A3 multifunction printers that deliver the simplicity of printers with the high performance of copiers. The fully integrated portfolio, including next generation PageWide technologies, offers opportunities to grow managed print and document services as sales models shift from transactional to contractual. Customers will have greater choice, reliability and uptime, with lower cost of ownership and more affordable color. The combined portfolio also features unmatched security such as HP Connection Inspector, HP Sure Start, Run-time intrusion detection and whitelisting, making them the world’s most secure printers1.

HP will provide more financial guidance on its Q4 2017 earnings call. As part of the agreement, Samsung will be making a $100 million to $300 million equity investment in HP through open market purchases.

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HP Inc. creates technology that makes life better for everyone, everywhere. Through our portolio of printers, PCs, mobile devices, solutions and services, we engineer experiences that amaze. More information about HP Inc. is available at http://www.hp.com.

Forward-looking statements

This document contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of HP Inc. (“HP”) and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and

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1HP’s most advanced embedded security features are available on HP Enterprise-class devices with FutureSmart firmware 3.7 or above and is based on HP review of 2016 published embedded security features of competitive in-class printers. Only HP offers a combination of security features for integrity checking down to the BIOS with self-healing capabilities. For a list of compatible products, visit: http://h20195.www2.hp.com/V2/GetDocument.aspx?docname=4AA6-1178ENW. For more information, visit: www.hp.com/go/printersecurityclaims.

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News Release

costs of the transaction; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the parties are unable to successfully implement integration strategies; and other risks that are described in HP's SEC reports, including but not limited to the risks described in HP’s Annual Report on Form 10-K for its fiscal year ended October 31, 2016 and HP’s other filings with the Securities and Exchange Commission. HP assumes no obligation and does not intend to update these forward-looking statements. HP’s Investor Relations website at http://www.hp.com/investor/home contains a significant amount of information about HP, including financial and other information for investors. HP encourages investors to visit its website from time to time, as information is updated and new information is posted.

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